Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT




To the Board of Directors and Stockholders of GBI Capital Management Corp.


We consent to the incorporation by reference in Registration Statement No. 333-37934 on Form S-3 of GBI Capital Management Corp. of our report dated November 11, 2000, appearing in this Annual Report on Form 10-K of GBI Capital Management Corp. for the year ended September 30, 2000.



/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York

December 27, 2000